®

PRESS RELEASE

www.inhibitex.com

CONTACTS:
Inhibitex, Inc.
Russell H. Plumb
Chief Executive Officer
(678) 746-1136
rplumb@inhibitex.com

Lilian Stern (Investors)
Stern Investor Relations, Inc.
(212) 362-1200
lilian@sternir.com

Filed by Inhibitex, Inc. Pursuant to Rule 425
Under the Securities Act of 1933
and Deemed Filed Pursuant to Rule 14a-12
Under the Securities Exchange Act of 1934
Subject Company: FermaVir Pharmaceuticals Inc.
Exchange Act File No. 333-116480

FOR IMMEDIATE RELEASE

INHIBITEX REPORTS SECOND QUARTER 2007 FINANCIAL RESULTS

-Completion of FermaVir Acquisition Expected in September-
-Preclinical FV-100 Data Supports Advancement into Clinical Trials-

ATLANTA, GA – August 9, 2007 — Inhibitex, Inc. (Nasdaq: INHX) today announced its financial results for the second quarter ended June 30, 2007. The Company reported that it held $56.6 million in cash, cash equivalents and short-term investments as of June 30, 2007, as compared to $61.4 million at December 31, 2006.

The Company also reported that FermaVir Pharmaceuticals recently announced favorable data from its preclinical studies of FV-100, a potent, orally bioavailable bicyclic nucleoside analogue being developed for the treatment of shingles, which supports the initiation of a clinical development program for FV-100. Inhibitex previously announced in April that it has entered into a definitive merger agreement to acquire FermaVir. Pending the completion of this acquisition and subject to U.S. Food and Drug Administration (FDA) review, Inhibitex anticipates advancing FV-100 into a single ascending dose trial in healthy volunteers during the fourth quarter of 2007.

“During the second quarter we made considerable progress in our strategy to build a pipeline of high-value antivirals and capitalize on the potential of our MSCRAMM platform, setting the stage for what we anticipate will be a dynamic second half of the year,” stated Russell H. Plumb, president and chief executive officer of Inhibitex. “We are on track to close the acquisition of FermaVir in September, and based on the recent preclinical data for FV-100, we believe the compound can enter clinical development in the fourth quarter. Furthermore, we anticipate making a decision on a lead candidate from FermaVir’s series of cytomegalovirus (CMV) compounds by year-end. We have also been particularly active on the business development front, and based on the status of our multiple discussions, we believe that over the next six months we will be able to achieve our goals of in-licensing one or more additional antiviral compounds to expand our emerging antiviral pipeline and enter into a collaboration or otherwise determine a pathway to support the advancement of Aurexis into a well-powered, Phase II proof-of-concept trial.”

Second Quarter 2007 Financial Results

The Company reported a net loss for the second quarter of 2007 of $2.3 million, as compared to $7.7 million for the second quarter of last year. For the six months ended June 30, 2007, net loss was $1.9 million, as compared to $16.7 million for the same period in 2006. Basic and diluted net loss per share was $0.08 for the second quarter of 2007 as compared to $0.25 per share for the second quarter of 2006. For the six months ended June 30, 2007, basic and diluted net loss per share was $0.06 as compared to $0.55 for the same period of 2006. The significant improvement in net loss in 2007, as compared to 2006, was principally due to a substantial decrease in research and development expenditures and lower general and administrative expenses, primarily the result of the discontinuation of the development of the Company’s Veronate program in 2006, as well as higher revenue and a significant increase in other income for the six months ended June 30, 2007, offset in part by lower net interest income. The Company’s results of operations in the second quarter of 2007 include a $0.3 million charge for severance and termination benefits, which was recorded as a general and administrative expense.

Revenue for the second quarter of 2007 was $0.7 million as compared to $0.2 million for the second quarter of 2006. For the six months ended June 30, 2007, revenue was $1.4 million as compared to $0.5 million for the same period in 2006. The increase in revenue in 2007 was primarily the result of the amortization of an upfront license fee received in January 2007 and periodic research-associated support fees received by the Company related to the license and development agreement it entered into with 3M Company.

Research and development expense for the second quarter of 2007 was $1.7 million, as compared to $6.0 million during the second quarter of 2006. The $4.3 million decrease in 2007 was the result of: a $1.8 million decrease in expenditures for the manufacture of clinical trial materials related to the Veronate program; a $1.0 million decrease in direct clinical trial expenses; a $1.2 million decrease in salaries, benefits and share-based compensation expense related to previously announced staff reductions; and a $0.3 million decrease in various other expenses primarily due to a reduction in sponsored research activities, depreciation and facility-related expenses and the use of laboratory supplies.

For the six months ended June 30, 2007 research and development expense decreased to $3.2 million from $13.5 million for the same period in 2006. The $10.3 million decrease was the result of: a $4.0 million decrease in direct clinical trial expenses and a $2.5 million decrease in expenditures for the manufacture of clinical trial materials related to the Veronate program; a $2.3 million decrease in salaries, benefits, and share-based compensation expense related to previously announced staff reductions; and a $1.5 million decrease in various other expenses primarily due to reduced patent-related legal fees, sponsored research activities, depreciation and facility-related expense and the use of laboratory supplies.

General and administrative expense decreased to $2.0 million in the second quarter of 2007 as compared to $2.6 million for the second quarter of 2006. The decrease of $0.6 million was primarily the result of: a decrease of $0.5 million in salaries, benefits, and share-based compensation expense associated with previously announced staff reductions; a $0.2 million decrease in market research and professional fees that were incurred in 2006 for the planned commercialization of Veronate that were not incurred in 2007; and a decrease in various other expenses of $0.2 million, offset in part by a $0.3 million charge for severance and termination benefits.

For the six months ended June 30, 2007 general and administrative expense decreased to $3.3 million from $5.4 million for the same period in 2006. The decrease of $2.1 million was primarily due to: a $1.3 million reduction in market research and professional fees, which was the result of $0.8 million in market research and professional fees for expenses that were incurred in 2006 for the planned commercialization of Veronate that were not incurred in 2007 and proceeds of $0.5 million received in the first quarter of 2007 from a favorable mediation settlement for litigation-related legal fees incurred by the Company in prior years; a decrease of $0.7 million in salaries, benefits and share-based compensation expense associated with previously announced staff reductions; and a decrease in various other expenses of $0.4 million, offset by a $0.3 million charge for severance and termination benefits.

The Company recorded total stock compensation expense of $0.4 million, or $0.01 per share, in the second quarter of 2007, of which $0.1 million was recorded as research and development expense and $0.3 million was recorded as general and administrative expense. For the six months ended June 30, 2007 the Company recorded total stock compensation expense of $0.9 million, or $0.03 per share, of which $0.2 million was recorded as research and development expense and $0.7 million was recorded as general and administrative expense.

Other income for the six months ended June 30, 2007 increased to $2.0 million from $0.1 million in the same period of 2006 as a result of a gain on the sale of excess raw materials for $1.9 million in 2007. The cash proceeds from this sale were received by the Company in July 2007.

Recent Corporate Developments

Acquisition of FermaVir — On April 10, 2007, the Company announced that it had entered into a definitive merger agreement with FermaVir. The transaction is being structured as a stock-for-stock exchange. Inhibitex expects an amended S-4 filing for the transaction to be filed and become effective shortly, and subject to approvals by the stockholders of both corporations and the satisfaction of other conditions, the transaction is expected to close in September 2007.

Progress with FermaVir Pipeline - FermaVir’s development-stage pipeline includes FV-100, a highly potent, orally bioavailable bicyclic nucleoside analogue for the treatment of shingles, and a series of preclinical compounds for the treatment or prevention of CMV. On August 8, 2007, FermaVir announced favorable preclinical results for FV-100 that it and Inhibitex believe support the initiation of a clinical development program for FV-100. The conclusions from the studies were that the compound was safe and well tolerated in rats and dogs over the ranges and duration of exposure examined and that the pharmacokinetics in both species suggests the potential for a once-a-day dosing regimen. Separately, a series of CMV compounds are currently being screened for potency, toxicity, and pharmacokinetics, and a decision on the selection of a lead candidate is expected to be made by the end of 2007.

Financial Guidance

Assuming the completion of the pending FermaVir acquisition in September 2007 as anticipated and subject to the regulatory and clinical progress of its development programs, the Company estimates that its cash burn for the second half of 2007 will range from $10-$12 million, which assumes an estimated $4.5-$5 million reduction in accrued expenses recorded as of June 30, 2007. For the calendar year 2008, the Company anticipates that its net cash burn will range from $11-$13 million. This financial guidance does not consider the financial or operating impact of any other in-licensing, acquisition or merger transaction or advancing the clinical development of Aurexis through a collaboration or otherwise in the future.

Conference Call and Webcast Information

Russell H. Plumb, president and chief executive officer of Inhibitex, and other members of management will review the Company’s second quarter 2007 operating results and financial position, the status of the FermaVir transaction and its FV-100 program, as well as provide a general update on the Company via webcast and conference call today at 8:30 a.m. ET. To access the conference call, please dial 866-356-4279 (domestic) or 617-597-5394 (international) and reference the access code 68475069. A replay of the call will be available from 10:30 a.m. EDT on August 9, until September 8, 2007 at midnight. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 67965064. A live audio webcast of the call and the archived webcast will be available in the Investors section of the Inhibitex website http://www.inhibitex.com under the Upcoming Events category.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the development of products that can treat, prevent or diagnose serious infections. In addition to its strategy of building a pipeline of antiviral products through in-licensing or acquisition, the Company has several programs and collaborations based upon its proprietary MSCRAMM® protein platform, including its Phase II program for Aurexis,a humanized monoclonal antibody being developed for the treatment of serious staphylococcus aureus bloodstream infections. The Company has license and collaboration agreements with Wyeth for the development of staphylococcal vaccines and with 3M, which is developing diagnostics products based on the Company’s MSCRAMM platform.

For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts included in this press release, including statements regarding the Company’s strategic focus on acquiring and developing a pipeline of antiviral development programs; its goal to obtain additional antiviral development programs through in-licensing or acquisition; its goal to enter into a collaboration or determine a pathway to advance the clinical development of Aurexis; the Company’s anticipated cash burn in 2007 and 2008; the anticipated closing of the pending transaction with FermaVir; the potential initiation of a single ascending dose study of FV-100 in healthy volunteers; and the potential to identify a lead CMV candidate are forward-looking statements. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks related to: its ability to find suitable in-licensing, acquisition or merger opportunities for additional antiviral development programs or other third-parties willing to enter into a partnership, collaboration or alliance to advance the clinical development of Aurexis in a timely manner or on acceptable terms and conditions, if at all; Wyeth and/or 3M terminating or revising their respective agreements with the Company; the satisfaction of the conditions to the closing of the pending merger transaction with FermaVir, including approvals by the stockholders of both corporations; the Board of Directors of neither the Company nor FermaVir withdrawing its support for the pending merger transaction; the U.S. Food and Drug Administration, or FDA, permitting the initiation of a single ascending dose study as planned; the continued successful development of FermaVir’s product candidates, including satisfactory regulatory activity; obtaining, maintaining and protecting the intellectual property incorporated into and supporting its product candidates; maintaining expenses, revenues and other cash expenditures substantially in line with planned or anticipated amounts; and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2006 as filed with the Securities and Exchange Commission, or SEC, on March 16, 2007 and its Quarterly Report on Form 10-Q for March 31, 2007, as filed with the SEC on May 10, 2007. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations, and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.
Additional Information about the Merger and Where to Find It
In connection with the proposed merger, Inhibitex and FermaVir intend to file relevant materials with the Securities and Exchange Commission (SEC), including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. Investors and security holders of Inhibitex and FermaVir are urged to read these materials when they become available because they will contain important information about Inhibitex, FermaVir and the merger. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Inhibitex and FermaVir with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Inhibitex by directing a written request to: Inhibitex, 9005 Westside Parkway, Alpharetta, GA 30004, Attention: Investor Relations; and documents filed with the SEC by FermaVir by directing a written request to FermaVir, 420 Lexington Avenue, Suite 445, New York, N.Y. 10170, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Participants in the Solicitation
Inhibitex and FermaVir and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Inhibitex and FermaVir in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction will be included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Inhibitex is also included in Inhibitex’s Amendment No. 1 to the Annual Report on Form 10-K for year ended December 31, 2006. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at Inhibitex at the address set forth above. Additional information regarding the directors and executive officers of FermaVir is also included in FermaVir’s Annual Report on Form 10-KSB for the year ended April 30, 2007. This document is available free of charge at the SEC’s web site (www.sec.gov) and from Investor Relations at FermaVir at the address set forth above.

Inhibitex®, MSCRAMM®, Veronate®, and Aurexis® are registered trademarks of Inhibitex, Inc.

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INHIBITEX, INC.

(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$14,142,932	$19,681,861
Short-term investments	42,469,914	41,676,223
Prepaid expenses and other current assets	656,197	1,002,810
Note receivable	750,000	—
Accounts receivable	2,086,472	332,669

Total current assets	60,105,515	62,693,563
Property and equipment, net	2,997,217	3,530,796
Other assets	797,522	—

Total assets	$63,900,254	$66,224,359

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$515,451	$629,249
Accrued expenses	5,889,392	7,392,210
Current portion of notes payable	312,500	833,333
Current portion of capital lease obligations	775,604	816,184
Current portion of deferred revenue	1,441,668	191,667
Other current liabilities	152,728	152,728

Total current liabilities	9,087,343	10,015,371
Long-term liabilities:
Notes payable, net of current portion	781,250	625,000
Capital lease obligations, net of current portion	388,112	829,871
Deferred revenue, net of current portion	462,500	537,500
Other liabilities, net of current portion	1,062,186	1,139,599

Total long-term liabilities	2,694,048	3,131,970

Total liabilities	11,781,391	13,147,341
Stockholders’ equity:
Preferred stock, $.001 par value; 5,000,000 shares authorized at June 30, 2007 and December 31, 2006; none issued and outstanding	—	—
Common stock, $.001 par value; 75,000,000 shares authorized at June 30, 2007 and December 31, 2006; 30,901,566 and 30,278,135 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	30,902	30,278
Common stock warrants	7,377,678	11,517,743
Additional paid-in capital	219,247,991	214,204,588
Deficit accumulated during the development stage.	(174,537,708)	(172,675,591)

Total stockholders’ equity	52,118,863	53,077,018

Total liabilities and stockholders’ equity	$63,900,254	$66,224,359

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INHIBITEX, INC.
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenue:
License fees and milestones.	$412,500	$37,500	$825,000	$75,000
Collaborative research and development	250,000	125,000	500,000	250,000
Grants and other revenue	22,500	22,065	28,500	187,452
Total revenue	685,000	184,565	1,353,500	512,452
Operating expense:
Research and development .	1,678,463	6,048,198	3,245,037	13,474,750
General and administrative .....	1,961,906	2,607,913	3,268,064	5,374,366
Total operating expense	3,640,369	8,656,111	6,513,101	18,849,116
Loss from operations	(2,955,369)	(8,471,546)	(5,159,601)	(18,336,664)
Other (expense) income, net	(1,013)	(717)	1,944,580	57,743
Interest income net	632,066	799,562	1,352,905	1,624,445
Net loss ..............................	$(2,324,316)	$(7,672,701)	$(1,862,117)	$(16,654,476)
Basic and diluted net loss per Share	$(0.08)	$(0.25)	$(0.06)	$(0.55)

Weighted average shares used to compute basic and diluted net loss per share	30,812,510	30,255,312	30,659,861	30,244,288

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